Exhibit 16.1

August 3, 2023

U.S. Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

RE: Allegro Merger Corp

File No.: 001-38581

We have read the statements under item 4.01 of the Form 8-K to be filed with the Securities and Exchange Commission. We agree with statements pertaining to us.

MaloneBailey, LLP

www.malonebailey.com

Houston, Texas